UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ORIGEN FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORIGEN FINANCIAL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 22, 2005
To the Stockholders:
      Notice is hereby given that the Annual Meeting of Stockholders of Origen Financial, Inc. (“Origen”) will be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June, 22, 2005, at 10:00 a.m., local time, for the following purposes:

(1) To elect six directors to serve until the Annual Meeting of Stockholders to be held in 2006 or until their successors shall have been duly elected and qualified; and

(2) To transact such other business as may properly come before the meeting.
      A proxy statement containing information relevant to the Annual Meeting appears on the following pages.
      Only holders of common stock of record at the close of business May 20, 2005, are entitled to notice of and to vote at the meeting or any adjournments.
      If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Directors’ recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

By Order of the Board of Directors

W. ANDERSON GEATER, JR.
Secretary
Dated: May 24, 2005
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

PROXIES AND SOLICITATIONS
TIME AND PLACE OF MEETING
VOTING RIGHTS AND PRINCIPAL HOLDERS OF VOTING SECURITIES
INCORPORATION BY REFERENCE
ANNUAL REPORT
STOCKHOLDERS’ PROPOSALS
ELECTION OF DIRECTORS
MANAGEMENT AND COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES TABLE
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
GENERAL INFORMATION

ORIGEN FINANCIAL, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 22, 2005
PROXIES AND SOLICITATIONS
      This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Origen Financial, Inc. (“Origen”) to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments. If a valid proxy is received in time for the Annual Meeting and it has not been revoked in accordance with the instructions set forth herein, the shares represented by the proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted: (a) FOR election of the six nominees for the Board; and (b) at the discretion of Ronald A. Klein and W. Anderson Geater, Jr., the Board’s designated representatives for the Annual Meeting, with respect to such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with Origen’s Secretary, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).
      In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of Origen. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Origen’s common stock held of record by such persons, and Origen may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. Origen anticipates that fees and expenses for the foregoing parties will not exceed $1,000. Origen will bear the costs of all proxy solicitation.
      Origen’s executive offices are located at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034. The approximate date of mailing of this proxy statement and the enclosed proxy materials to Origen’s stockholders is May 24, 2005.
TIME AND PLACE OF MEETING
      The Annual Meeting will be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June, 22, 2005, at 10:00 a.m., local time.
VOTING RIGHTS AND
PRINCIPAL HOLDERS OF VOTING SECURITIES
      Only stockholders of record at the close of business on May 20, 2005 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, Origen had 25,472,581 shares of common stock issued, outstanding and entitled to vote held by approximately 65 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. Each share of common stock outstanding on the record date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.
      If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the Nasdaq Stock Market (“Nasdaq”) to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. The election of directors is considered a routine matter. Shares held by brokers as to which voting instructions have not been received from the beneficial owners with respect to non-routine matters are referred to as “broker non-votes.” We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.
      The presence, in person or by proxy, of outstanding shares of common stock representing a majority of the total votes entitled to be cast is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.
      Directors will be elected by a plurality of all votes cast at the Annual Meeting. Accordingly, abstentions and broker non-votes will have no effect on the results of the vote.
      If there is not a quorum at the Annual Meeting, the chairman of the Annual Meeting may adjourn the Annual Meeting until such time as there is a quorum. The Annual Meeting may be reconvened without notice to the stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the original meeting date, and a quorum must be present at such reconvened Annual Meeting.
      Information concerning principal holders of our common stock is discussed under “Security Ownership of Certain Beneficial Owners and Management.”
INCORPORATION BY REFERENCE
      To the extent this proxy statement will be specifically incorporated by reference into any filing by Origen under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this proxy statement entitled “Report of the Audit Committee,” “Report of the Compensation Committee on Executive Compensation” and “Stockholder Return Performance Presentation” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.
ANNUAL REPORT
      Stockholders are concurrently being furnished with a copy of Origen’s 2004 Annual Report, which contains its audited financial statements as of December 31, 2004. In addition, Origen will provide copies of its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commissions, to each person solicited by this proxy statement without charge, upon written request to Origen Financial, Inc., Attn: W. Anderson Geater, Jr., 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034.
STOCKHOLDERS’ PROPOSALS
      Any and all stockholder proposals for inclusion in the proxy materials for Origen’s next Annual Meeting of stockholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by Origen, addressed to its Secretary, at its offices at 27777 Franklin Road, Suite 1700, Southfield, Michigan 48034, not later than January 24, 2006, provided, however, that if the next Annual Meeting is held more than 30 days before or after June 22, 2006, the deadline for stockholder proposals will be a reasonable time before we begin to print and mail our proxy materials for the next Annual Meeting.
ELECTION OF DIRECTORS
      The first matter to be considered at the Annual Meeting will be the election of six directors. It is proposed that these positions be filled by persons nominated to the Board by the Nominating and Governance Committee. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by Origen’s transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual

Meeting of Stockholders to be held in 2006 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the nominees listed below.
      If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the six nominees named in this proxy statement or their substitutes.
      THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.
      The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person’s principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.

Name	Age	Office

Paul A. Halpern	52	Chairman of the Board
Ronald A. Klein	47	Chief Executive Officer and Director
Richard H. Rogel	56	Director
Gary A. Shiffman	51	Director
Michael J. Wechsler	65	Director
James A. Williams	63	Director
      Paul A. Halpern has been the Chairman of the Board since August 2003. He is a member of the Audit Committee and the Nominating and Governance Committee and an alternate member of the Executive Committee. Mr. Halpern was a manager of Origen Financial L.L.C. from January 2002 until December 2003. Mr. Halpern is currently the manager of Woodward Holding, LLC, a stockholder of Origen. Mr. Halpern has also served as Vice President of Operations of Guardian Energy Management Corp., an oil and gas exploration and production company, which is a subsidiary of Guardian Industries Corp., a glass manufacturing corporation, since 1990. In addition, Mr. Halpern has served as Associate Tax Counsel of Guardian Industries Corp. since 1988. From 1979 through 1988, Mr. Halpern was employed in various capacities by both McDermott Incorporated and McDermott International, Inc. (collectively, “McDermott”), with his last position as Tax Director for McDermott Incorporated. Before joining McDermott, Mr. Halpern worked in the tax department of the public accounting firm of Alexander Grant & Company.
      Ronald A. Klein has served as a director and the Chief Executive Officer since August 2003. He is a member of the Executive Committee. Mr. Klein joined Origen Financial L.L.C.’s predecessor in February 1999 and currently serves as Origen Financial L.L.C.’s sole manager and its Chief Executive Officer. From 1999 until Origen’s formation, Mr. Klein served as a director and as Chief Executive Officer and President of Bingham Financial Services Corporation, a predecessor of Origen. In addition, he has served as the Managing Director of Equity Growth L.L.C., a private real estate investment company since 1994. From 1990 to 1994, Mr. Klein served as Executive Vice President of Alaron Inc., an international distributor of consumer electronics. Prior to joining Alaron Inc., Mr. Klein was a member of the Chicago Board Options Exchange since 1985. Mr. Klein has also served as the Managing Director of a financial derivatives trading firm and, before 1985, he was in the private practice of law.
      Richard H. Rogel has been a director since August 2003. He is the Chairman of the Audit Committee and a member of the Compensation Committee and the Executive Committee. Mr. Rogel has been a director of CoolSavings, Inc., a publicly-traded online direct marketing and media company, since 1996, has served as its Chairman of the Board since July 2001 and served as the Chairman of its audit committee from 1998 to 2004. In 1982, Mr. Rogel founded Preferred Provider Organization of Michigan, Inc., a preferred provider organization, and served as its Chairman from its inception until it was sold in 1997. Mr. Rogel is the

President of the University of Michigan Alumni Association, chairs the University of Michigan’s Business School Development Advisory Board and serves on other boards of the University.
      Gary A. Shiffman has been a director since August 2003. Mr. Shiffman was a manager of Origen Financial L.L.C. from its formation in 2001 until December 2003. Mr. Shiffman has served as Chief Executive Officer and as a director of Sun Communities, Inc. since 1994, and as Chairman of the Board and President of Sun Communities since March 2000.
      Michael J. Wechsler has been a director since August 2003. He is a member of the Compensation Committee and the Nominating and Governance Committee and an alternate member of the Executive Committee. Mr. Wechsler has served as Executive Vice President, Credit of CharterMac since October 2003. CharterMac is a publicly-traded real estate financial services company. Mr. Wechsler served as Chief Operating Officer of the Related Companies, L.P. from 1987 until 1997 and as Chief Credit Officer of Related from 1997 until 2003. The Related Companies, L.P. is a major developer of multifamily affordable housing nationwide, one of the largest owners of multi-family dwellings in the country and a leading syndicator of residential real estate financed with Low Income Housing Tax Credits in the United States. Prior to joining the Related Companies, L.P., he held various positions in the Real Estate Division of Chemical Bank for over twenty years. His last position was as Senior Vice President and Managing Director, with overall responsibility for the Real Estate Division’s administration and lending activities in twenty-five states and New York City.
      James A. Williams has been a director since August 2003. He is the Chairman of the Compensation Committee and a member of the Audit Committee, the Executive Committee and the Nominating and Governance Committee. From 2001 until it was acquired in October 2003, Mr. Williams served as a director of Chateau Communities, Inc., a publicly-traded equity real estate investment trust and an owner/manager of manufactured housing communities. Mr. Williams has been a director of Standard Federal Bank and LaSalle Bank Corporation since 2001 and has served on LaSalle’s audit committee since 2001. Mr. Williams has been a partner with Williams, Williams, Ruby & Plunkett, P.C., a Michigan-based law firm, since he founded the firm in 1972. He also currently serves as Managing General Partner of Jamison Management Company, which operates manufactured housing developments. Mr. Williams is the chairman of the Henry Ford Hospital of West Bloomfield, Michigan, and former chairman of the Michigan National Corporation.
      To the best of Origen’s knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to Origen. To the best of Origen’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.
Board of Directors and Committees
      The Board met 11 times during 2004 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.
      Several important functions of the Board may be performed by committees that are comprised of members of the Board. Origen’s Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Executive Committee. You may find copies of the charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as well as Origen’s corporate governance guidelines, code of business conduct, and code of ethics for senior financial officers under the “Investors” section of its website at www.origenfinancial.com.
      The Audit Committee operates pursuant to a written charter that was approved by the Board in January 2004. The Audit Committee, among other functions, (1) oversees the accounting and financial reporting processes and compliance with legal and regulatory requirements on behalf of Origen’s Board of Directors and reports the results of its activities to the Board (2) has the sole authority to appoint, retain, terminate and determine the compensation of Origen’s independent accountants, (3) reviews with Origen’s independent accountants the scope and results of the audit engagement, (4) reviews the integrity, adequacy and effectiveness of Origen’s internal controls and financial disclosure process, including the direct supervision of Origen’s Internal Audit Department, (5) approves professional services provided by Origen’s independent accountants, and (6) reviews the independence of Origen’s independent accountants. The current members of the Audit Committee are Messrs. Rogel (Chairman), Halpern and Williams, all of whom are “independent” as that term is defined in the rules of the SEC and applicable Nasdaq rules. Origen’s Board has also determined that each of Messrs. Halpern, Rogel and Williams qualifies as an “audit committee financial expert,” as defined by the rules of the SEC. Mr. Rogel is currently not serving as the Chairman of the Audit Committee for health reasons. He expects to resume his duties as Chairman during the third quarter of 2005. In his absence, Mr. Williams is serving as interim Chairman of the Audit Committee. The Audit Committee held seven formal meetings and several informal meetings during the fiscal year ended December 31, 2004. See “Report of the Audit Committee.”
      The Compensation Committee operates pursuant to a written charter that was approved by the Board in March 2004. The Compensation Committee, among other functions, (1) reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of such goals and objectives, and determines and approves the compensation of the Chief Executive Officer based on these evaluations, (2) approves the compensation of Origen’s other executive officers, and (3) oversees Origen’s incentive compensation plans and equity-based plans. The current members of the Compensation Committee are Messrs. Williams (Chairman), Wechsler and Rogel, all of whom are independent directors under the Nasdaq rules. Mr. Rogel is currently on a temporary leave of absence from the Compensation Committee for health reasons. He expects to resume his duties during the third quarter of 2005. The Compensation Committee held two formal meetings during the fiscal year ended December 31, 2004. See “Report of the Compensation Committee on Executive Compensation.”
      The Nominating and Governance Committee operates pursuant to a written charter that was approved by the Board in March 2004. The Nominating and Governance Committee, among other functions, is responsible for to (1) developing and monitoring our corporate governance principles; (2) assisting the Board in identifying individuals qualified to become members of the Board and members of its various committees, consistent with criteria approved by the Board; (3) selecting the director nominees for each annual meeting of stockholders and the committee nominees; and (4) overseeing the evaluation of the Board and management. The current members of the Nominating and Governance Committee are Messrs. Halpern, Wechsler and Williams, all of whom are independent under the Nasdaq rules. The Nominating and Governance Committee held two formal meetings during the fiscal year ended December 31, 2004 and took various actions pursuant to resolutions adopted by unanimous written consent.
      The Executive Committee was established to exercise certain enumerated powers and duties of the Board between regular Board meetings. The Executive Committee has the authority to approve the following actions: (1) the acquisition and sale of loans and loan portfolios; (2) financing transactions; and (3) the securitization of loans and loan portfolios. The current members of the Executive Committee are Messrs. Williams, Rogel and Klein. Messrs. Wechsler and Halpern serve as alternate members in the case of an absence of one of the regular Executive Committee members.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      The members of the Compensation Committee are Messrs. Williams (Chairman), Wechsler and Rogel. During 2004 and currently, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served as a director or member of our Compensation Committee, none of our employees serve on the Compensation Committee and all of the Compensation Committee’s members are independent directors.

Communications with the Board
      If you wish to communicate with any of the directors of the Board or the Board as a group, you may do so by writing to them at [Name(s) of Director(s)/Board of Directors of Origen Financial, Inc.], 27777 Franklin Road, Suite 1700, Southfield, MI 48034.
      If you wish to contact the Audit Committee to report complaints or concerns regarding accounting, internal accounting controls or auditing matters, you may do so by writing to the Chairman of the Audit Committee of Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034. You are welcome to make any such report anonymously but Origen prefers that you identify yourself so that Origen may contact you for additional information if necessary or appropriate.
      If you wish to communicate with our non-management directors as a group, you may do so by writing to Non-Management Directors of Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034.
      Origen recommends that all correspondence be sent via certified U.S. mail, return receipt requested. All correspondence received by Origen will be forwarded promptly to the addressee(s).
Independence of Non-Employee Directors
      The Nasdaq rules require that a majority of the Board consist of members who are independent. There are different measures of director independence under Nasdaq rules, under Section 16 of the Exchange Act and under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Board has reviewed information about each of Origen’s non-employee directors and determined that Messrs. Halpern, Rogel, Williams and Wechsler are independent directors. The independent directors meet on a regular basis in executive sessions without management participation. The executive sessions occur after each regularly scheduled meeting of the entire Board and at such other times as the independent directors deem appropriate.
Consideration of Director Nominees

Board Membership Criteria
      The Board of Directors has established criteria for Board membership. These criteria include the following minimum qualifications that the Nominating and Governance Committee believes must be met by an Nominating and Governance Committee-recommended nominee for a position on the Board:

•	The candidate must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•	The candidate must be highly accomplished in his or her field, with superior credentials and recognition;

•	The candidate must be well regarded in the community and must have a long-term reputation for high ethical and moral standards;

•	The candidate must have sufficient time and availability to devote to Origen’s affairs, particularly in light of the number of boards on which the nominee may serve; and

•	The candidate’s principal business or occupation must not be such as to place the candidate in competition with Origen or conflict with the discharge of a director’s responsibilities to Origen or its stockholders.

      In addition to the minimum qualifications for each nominee set forth above, the Nominating and Governance Committee will recommend director candidates to the full Board for nomination, or present director candidates to the full Board for consideration, to help ensure that:

•	A majority of the Board of Directors shall be “independent” as defined by the Nasdaq rules;

•	Each of its Audit, Compensation and Nominating and Governance Committees shall be comprised entirely of independent directors; and

•	At least one member of the Audit Committee shall have such experience, education and qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

Consideration of Stockholder Nominated Directors
      The Nominating and Governance Committee’s current policy is to review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating and Governance Committee. All stockholder recommendations for director candidates must be submitted in writing to our Secretary at Origen Financial, Inc., 27777 Franklin Road, Suite 1700, Southfield, MI 48034, who will forward all recommendations to the Nominating and Governance Committee. We did not receive any stockholder recommendations for director candidates for election at the 2005 annual meeting. All stockholder recommendations for director candidates for election at the 2006 annual meeting of stockholders must be submitted to our Secretary on or before January 24, 2006 and must include the following information:

•	The stockholder’s name, address, number of shares owned, length of period held and proof of ownership;

•	The name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate;

•	A description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership as approved by the Board from time to time;

•	A description of all arrangements or understandings between the stockholder and the proposed director candidate;

•	The consent of the proposed director candidate (1) to be named in the proxy statement relating to Origen’s annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

•	Any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

Identifying and Evaluating Nominees
      The Nominating and Governance Committee may solicit recommendations for director nominees from non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or has been recommended to it by a stockholder in compliance with the Nominating and Governance Committee’s procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. When nominating a sitting director for re-election, the Nominating and Governance Committee will consider the director’s performance on the Board and the director’s qualifications in respect to the criteria set forth above. Other than circumstances in which we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Governance Committee will evaluate all proposed director candidates based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

MANAGEMENT AND COMPENSATION
Executive Officers
      The persons listed below are the current executive officers of Origen. Each is annually appointed by, and serves at the pleasure of, the Board.

Name	Age	Office

Ronald A. Klein	47	Chief Executive Officer and Director
J. Peter Scherer	55	President and Head of Operations
W. Anderson Geater, Jr.	56	Chief Financial Officer and Secretary
Mark W. Landschulz	40	Executive Vice President, Portfolio Management
O. Douglas Burdett	55	Executive Vice President, Manager of Loan Servicing
Paul J. Galaspie	43	Senior Vice President and Chief Information Officer
David M. Rand	43	Senior Vice President, Marketing and Strategic Development
Benton E. Sergi	43	Senior Vice President, Operations
      Background information for Mr. Klein is provided under “Election of Directors,” above.
      J. Peter Scherer has served as Origen’s President and Head of Operations since August 2003. Mr. Scherer joined Origen Financial L.L.C.’s predecessor in December 1999 and currently serves as President and Head of Operations of Origen Financial L.L.C. From 1999 until Origen’s formation, Mr. Scherer served as Chief Operating Officer of Bingham Financial Services Corporation, a predecessor of Origen. From 1984 through 1998, Mr. Scherer served in various capacities at The Taubman Company, including most recently as Senior Vice President and chairman of the asset management group. From 1976 to 1980 and from 1980 to 1984, he was an attorney with American Motors Corporation and Volkswagen of America, Inc., respectively. Prior to joining American Motors Corporation, Mr. Scherer was engaged in the private practice of law.
      W. Anderson Geater, Jr. has served as Origen’s Chief Financial Officer since August 2003 and as its Secretary since January 2004. Mr. Geater joined Origen Financial L.L.C.’s predecessor in April 2000 and currently serves as Chief Financial Officer of Origen Financial L.L.C. From 2000 until Origen’s formation, Mr. Geater served as Chief Financial Officer and Treasurer of Bingham Financial Services Corporation, a predecessor of Origen. From April 1994 through April 2000, Mr. Geater served as Chief Financial Officer and Chief Administrative Officer of Univest Financial Services Holdings, LLC and Central Park Capital, LLC. He also served as Chief Operating Officer of First Mortgage Strategies Group, Inc. from 1991 to 1993, and as Director of Financial Services for Pannell Kerr Forster, a public accounting firm from 1990 to 1991. From 1975 to 1990, Mr. Geater served as Executive Vice President and Chief Financial Officer of Leader Federal Bank for Savings. Prior to joining Leader Federal Bank for Savings, Mr. Geater was an audit supervisor with the public accounting firm of KPMG Peat Marwick.
      Mark Landschulz has served as Origen’s Executive Vice President of Portfolio Management since August 2003. Mr. Landschulz joined Origen Financial L.L.C.’s predecessor in February 2000, and currently serves as Executive Vice President of Portfolio Management of Origen Financial, L.L.C. Prior to serving as Executive Vice President, Mr. Landschulz was the Chief Financial Officer of Origen Financial L.L.C. From 1997 to 2000, Mr. Landschulz was the founding principal of Landworks Enterprises, a private consulting practice. Prior to founding Landworks Enterprises, Mr. Landschulz served as Senior Vice President for Knutson Mortgage Corporation from April 1996 to December 1996. From February 1990 to April 1996, Mr. Landschulz served as a director and Vice President of GE Capital Mortgage. From 1988 to 1990, he served as Chief Financial Officer of a Fannie Mae approved seller/servicer, regional mortgage banking firm.
      O. Douglas Burdett has served as Origen’s Executive Vice President, Manager of Loan Servicing since August 2003. He has held the same position with Origen Financial L.L.C. since May 2002. From July 1999 to

April 2002, Mr. Burdett served as Vice President, National Asset Manager of CitiFinancial Associates Housing Finance and led its manufactured housing loan servicing operation. From December 1997 to July 1999, he was employed by First Union Bank as Director and Asset Manager for The Money Store. From 1972 through 1997, Mr. Burdett was employed by GE Capital Corporation, where he led its customer service, loss mitigation and default groups in a number of business units ranging from consumer and mortgage as Vice President GE Capital Mortgage to commercial and government services as Senior Vice President GE Asset Management.
      Paul J. Galaspie has served as Origen’s Senior Vice President and Chief Information Officer since August 2003. Mr. Galaspie joined the predecessor of Origen Financial L.L.C. in March 1994, and currently serves as Senior Vice President and Chief Information Officer of Origen Financial L.L.C. Beginning in March 1994, Mr. Galaspie served in various capacities for Origen Financial L.L.C.’s predecessors, including as a Senior Programmer Analyst for Saxon Mortgage Funding Corp. Prior to March 1994, Mr. Galaspie worked for PSA, a national photographic retailer, in their marketing department as a programmer/analyst.
      David M. Rand has served as Origen’s Senior Vice President, Marketing and Strategic Development since October 2004. From August 2003 to October 2004 he served as its Senior Vice President, Sales and Marketing. Mr. Rand joined the predecessor of Origen Financial L.L.C. in June 1998, and currently serves as Senior Vice President — Marketing and Business Development of Origen Financial L.L.C. Prior to joining the predecessor of Origen Financial L.L.C., he was employed by Associates First Capital Corporation as Vice President — New Business/Product Development from April 1996 to June 1998, and as Director — Corporate Training from November 1993 to April 1996. Prior thereto, Mr. Rand held various positions with General Electric Capital Corporation.
      Benton E. Sergi has served as Origen’s Senior Vice President, Operations since August 2003. He has held the same position with Origen Financial L.L.C. since June 2003. From April 2002 to June 2003, Mr. Sergi served as Executive Vice President, National Sales and Operations of HomePride Finance Corp, a subsidiary of Champion Enterprises, Inc. He also served as Senior Vice President of Sales and Operations of CIT Group, from 1997 to 2002, and held various positions with Key Bank USA, NA in its sales finance division from 1987 to 1997. Prior to joining Key Bank USA, NA, Mr. Sergi was employed by The Midwest Bank & Trust Company in its installment loan and credit card sales departments.
      To the best of Origen’s knowledge, there are no material proceedings to which any executive officer is a party, or has a material interest, adverse to Origen. To the best of Origen’s knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

Executive Compensation
      The following table summarizes the compensation Origen paid to its Chief Executive Officer and each of its four other highest paid executive officers (the “Named Executive Officers”) during the year ended December 31, 2004 and during the period from October 8, 2003 (when Origen began operations) through December 31, 2003.
SUMMARY COMPENSATION TABLE

		Annual Compensation						Long-Term Compensation

	Year or							Restricted		Securities
	Period Ended					Other Annual		Stock		Underlying
Name and Principal Position	December 31,	Salary		Bonus		Compensation		Awards(1)		Options

Ronald A. Klein	2003	$90,602	(2)	$280,040	(3)	$9,935	(4)	$1,100,000	(5)	25,000
Chief Executive Officer	2004	$405,763		$159,375		$386,583	(6)	$656,250	(7)	—
W. Anderson Geater, Jr.	2003	$47,323	(2)	$151,494	(3)	$9,962	(4)	$200,000	(8)	15,000
Chief Financial Officer	2004	$207,305		$91,375		$42,136	(6)	$262,500	(9)	—
J. Peter Scherer	2003	$47,323	(2)	$151,494	(3)	$9,661	(4)	$200,000	(8)	15,000
President and Head of	2004	$207,305		$91,375		$40,852	(6)	$262,500	(9)	—
Operations
Mark W. Landschulz	2003	$43,852	(2)	$140,409	(3)	$9,059	(4)	$200,000	(8)	15,000
Executive Vice President of	2004	$192,305		$85,000		$38,592	(6)	$262,500	(9)	—
Portfolio Management
Benton E. Sergi	2003	$42,125	(2)	$36,807	(3)	$5,235	(4)	—		—
Senior Vice President,	2004	$188,747		$41,800		$20,224	(6)	$43,750	(10)	12,500
Operations

(1)	As of December 31, 2004, Mr. Klein held 185,000 shares of restricted stock (with an aggregate value of $1,383,800), each of Messrs. Geater, Scherer and Landschulz held 50,000 shares of restricted stock (with an aggregate value of $374,000) and Mr. Sergi held 15,000 shares of restricted stock (with an aggregate value of $112,200). For purposes of the preceding sentence, aggregate values are based on the closing market price of Origen’s common stock on December 31, 2004.

(2)	Represents salary received from commencement of operations to year end. Annual base salaries for Messrs. Klein, Geater, Scherer, Landschulz and Sergi are set forth below under “Employment Agreements.” Mr. Sergi’s annualized base salary during the period ended December 31, 2003 was $185,000.

(3)	2003 bonuses paid are with respect to the executive officers’ employment by Origen and Origen Financial L.L.C. during the twelve months ended December 31, 2003.

(4)	Included in these amounts are split-dollar whole life insurance premiums of $7,985 for Mr. Klein, $7,601 for Mr. Geater, $7,364 for Mr. Scherer, $7,467 for Mr. Landschulz and $4,522 for Mr. Sergi, in each case pro rated for the period October 8, 2003 through December 31, 2003. Origen pre-paid the annual premiums for the split-dollar whole life insurance for 2004 in November 2003. The annual premiums for these policies for the coverage period ending in November 2004 were $34,700 for Mr. Klein, $33,030 for Mr. Scherer, $32,000 for Mr. Geater, $32,450 for Mr. Landschulz and $19,650 for Mr. Sergi. These policies are owned by Origen and are intended to provide key man insurance benefits to Origen, and the cash build-up in the policies is intended to fund the payment of benefits under Origen’s capital accumulation plan described below.

(5)	Mr. Klein was granted a restricted share award of 60,000 shares on October 8, 2003, which vested on April 8, 2004. Mr. Klein was also granted a restricted share award of 50,000 shares on October 8, 2003. One-third of the shares granted under this award vested on May 11, 2004. One-third of the remaining shares will vest on each of June 3, 2005 (extended from May 11, 2005) and May 11, 2006. Distributions on the shares of restricted stock will be paid to Mr. Klein.

(6)	Included in these amounts are split-dollar whole life insurance premiums for the coverage period ending in November 2005 of $35,600 for Mr. Klein, $34,100 for Mr. Geater, $34,030 for Mr. Scherer, $33,900

for Mr. Landschulz and $19,350 for Mr. Sergi. Origen pre-paid the annual premiums for the split-dollar whole life insurance for 2005 in November 2004. These policies are owned by Origen and are intended to provide key man insurance benefits to Origen, and the cash build-up in the policies is intended to fund the payment of benefits under Origen’s capital accumulation plan described below. Mr. Klein’s other annual compensation also includes a payment of $344,161 to cover the tax liability arising from the vesting of 60,000 shares of restricted stock in 2004. These shares of restricted stock were granted to Mr. Klein upon his waiver of the right to receive a change in control payment of $600,000 in connection with Origen’s formation transactions.

(7)	On each of March 23, 2004 and August 5, 2004, Mr. Klein was granted a restricted share award of 37,500 shares (or a total of 75,000 shares). Two-thirds of the shares granted under each of these awards will vest on June 3, 2005 (extended from May 11, 2005) and the remaining one-third of the shares under each grant will vest on May 11, 2006. Distributions on the shares of restricted stock will be paid to Mr. Klein.

(8)	Each of Messrs. Geater, Scherer and Landschulz was granted a restricted share award of 20,000 shares on October 8, 2003. One-third of the shares granted under this award vested on May 11, 2004. One-third of the remaining shares will vest on each of June 3, 2005 (extended from May 11, 2005) and May 11, 2006. Distributions on the shares of restricted stock will be paid to the applicable holder of the restricted stock.

(9)	On each of March 23, 2004 and August 5, 2004, each of Messrs. Geater, Scherer and Landschulz was granted a restricted share award of 15,000 shares (or a total of 30,000 shares each). Two-thirds of the shares granted under each of these awards will vest on June 3, 2005 (extended from May 11, 2005) and the remaining one-third of the shares under each grant will vest on May 11, 2006. Distributions on the shares of restricted stock will be paid to the applicable holder of the restricted stock.

(10)	On January 29, 2004 Mr. Sergi was granted a restricted share award of 10,000 shares and on each of March 23, 2004 and August 5, 2004, Mr. Sergi was granted a restricted share award of 2,500 shares (or a total of 15,000 shares). Two-thirds of the shares granted under each of these awards vested on May 11, 2005 and the remaining one-third of the shares under each grant will vest on May 11, 2006. Distributions on the shares of restricted stock will be paid to Mr. Sergi.
      Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation paid in excess of $1,000,000 for any fiscal year to the company’s chief executive officer and the four other most highly compensated executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 annual maximum paid to these executive officers must be “performance-based” compensation, as determined under Section 162(m). For these purposes, compensation generally includes base salary, annual bonuses, stock option exercises, compensation attributable to restricted shares vesting and nonqualified benefits. While it is Origen’s intention to structure compensation so that it satisfies the “performance-based” compensation requirements under Section 162(m) to the fullest extent possible, if Origen becomes subject to the provisions of Section 162(m), the Compensation Committee will balance the costs and burdens involved in doing so against the value to Origen and its stockholders of the tax benefits to be obtained by Origen. Accordingly, Origen reserves the right, should Section 162(m) apply, to design compensation programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible as a result of the application of Section 162(m).
      Origen has adopted a non-qualified capital accumulation plan that provides supplemental compensation to certain executive officers and employees on a deferred basis. Origen has the discretion to select which employees will be eligible to participate in the plan. The plan is intended to attract and maintain qualified individuals in key positions. The deferred compensation under the plan vests over a ten-year period, with the first 30% vesting beginning on the third anniversary of the employee’s participation in the plan, and the remainder vesting at a rate of 10% per year, until the tenth anniversary of the employee’s participation in the plan. The deferred compensation is paid to the employee, in a lump sum, following the tenth anniversary of the participant’s enrollment in the plan. If a participant’s employment is terminated for any reason after the third anniversary, but before the tenth anniversary, of his or her enrollment in the plan, Origen will pay the participant his or her vested portion of the deferred compensation, in a lump sum, following the tenth anniversary of his or her enrollment in the plan. If a participant dies before he or she has been enrolled in the plan for ten years, Origen has no obligation to pay any amount to the participant or the participant’s beneficiaries. The following table sets forth the compensation payable to the Named Executive Officers under the capital accumulation plan.

Compensation Payable Under
Named Executive Officer	Capital Accumulation Plan

Ronald A. Klein	$400,000
W. Anderson Geater, Jr.	$400,000
J. Peter Scherer	$400,000
Mark W. Landschulz	$400,000
Benton E. Sergi	$225,000
      Origen has adopted a split-dollar life insurance plan that, through individual life insurance policies, provides death benefits to a participant’s beneficiaries and coordinates with the capital accumulation plan described above. Under the split-dollar plan, Origen is the sole owner of each life insurance policy and pays all premiums due under the policies. Upon a participant’s death, a portion of the death benefit is paid to the participant’s designated beneficiary and a portion of the death benefit is paid to Origen. It is intended that the policies under the split-dollar plan provide key man insurance benefits to Origen, and the cash build-up in the policies is intended to fund the payment of benefits under the capital accumulation plan described above. Participation in the split-dollar plan terminates upon the earlier of a participant’s death or the tenth anniversary of a participant’s enrollment in the capital accumulation plan. In addition, the split-dollar plan will terminate, as to all participants, upon the total cessation of Origen’s business, if Origen files for bankruptcy, if it is put into receivership or if it is dissolved. Upon the plan’s termination, participants have the right to acquire the life insurance policy from Origen for the then current cash surrender value of the policy.
OPTION GRANTS IN LAST FISCAL YEAR
      The following table contains information describing the stock options Origen granted to the Named Executive Officers during the year ended December 31, 2004. The table also lists potential realizable values of such options on the basis of assumed annual compounded share appreciation rates of 5% and 10% over the life of the options.

Potential Realizable
Value at Assumed
		% of Total			Annual Rates of Share
		Options			Price Appreciation for
	Number of Securities	Granted to			Option Term
	Underlying Options	Employees in	Exercise or Base
Name of Grantee	Granted(1)	Fiscal Year	Price Per Share	Expiration Date(2)	5%(3)	10%(3)

Ronald A. Klein	—	—	—	—	—	—
J. Peter Scherer	—	—	—	—	—	—
W. Anderson Geater, Jr.	—	—	—	—	—	—
Mark W. Landschulz	—	—	—	—	—	—
Benton E. Sergi	12,500	6.3%	$10.00	January 29, 2014	$78,625	$199,250

(1)	One-third of these options vested on each of May 11, 2004 and May 11, 2005. The remaining options will vest on May 11, 2006.

(2)	The expiration date of the options will be ten years after the date of the grant.

(3)	The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation at 5% and 10% from the date of grant to the expiration date of the options.

AGGREGATED OPTION EXERCISES AND
FISCAL YEAR-END OPTION VALUES TABLE
      During the year ended December 31, 2004, no Named Executive Officer exercised any options. The following table contains information concerning option holdings as of December 31, 2004 with respect to each of the Named Executive Officers.

			Number of Securities
			Underlying Unexercised
			Options at Fiscal Year-
			End(1)
	Shares Acquired
Name of Grantee	on Exercise	Value Realized	Exercisable	Unexercisable

Ronald A. Klein	—	—	8,333	16,667
J. Peter Scherer	—	—	5,000	10,000
W. Anderson Geater, Jr	—	—	5,000	10,000
Mark W. Landschulz	—	—	5,000	10,000
Benton E. Sergi	—	—	4,166	8,334

(1)	None of the options were in-the-money as of December 31, 2004.
EQUITY COMPENSATION PLAN INFORMATION
      The following table reflects information about the securities authorized for issuance under Origen’s equity compensation plans as of December 31, 2004.

(c) Number of
	(a) Number of	(b) Weighted-	Securities Remaining
	Securities to be	Average	Available for Future
	Issued upon	Exercise Price	Issuance Under Equity
	Exercise of	of Outstanding	Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in Column
Plan Category	and Rights	Rights	(a))

Equity compensation plans approved by stockholders	267,500	$10.00	901,848
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
TOTAL	267,500	$10.00	901,848
Report of the Compensation Committee on Executive Compensation

Policy of Executive Officer Compensation
      The executive compensation program is administered by the Compensation Committee of the Board, which is currently comprised of Messrs. Williams, Wechsler and Rogel. None of the members of the Compensation Committee are employees of Origen and each of them is an independent director for purposes of the requirements of the Nasdaq rules. The executive compensation program supports Origen’s commitment to providing superior stockholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to Origen, and to accomplish Origen’s short and long term objectives. The Compensation Committee attempts to structure a compensation program for Origen that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Compensation Committee reviews the compensation (including salaries, bonuses and stock options) of Origen’s Chairman and CEO as well as Origen’s other executive officers, administers Origen’s incentive and equity based compensation plans and performs such other duties as may be delegated to it by the Board.
      In reviewing the compensation to be paid to Origen’s executive officers during the fiscal year ended December 31, 2004, the Compensation Committee and the Board sought to ensure that executive officers were rewarded for long-term strategic management, for increasing Origen’s value for its stockholders, and for achieving internal goals established by the Board.
      The key components of executive officer compensation are salary, bonuses, restricted stock awards and stock option awards. Salary is generally based on factors such as an individual officer’s level of responsibility, prior years’ compensation, comparison to compensation of other officers in Origen, and compensation provided at competitive companies and companies of similar size. Bonuses, restricted stock awards and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include strength of the balance sheet and creation of stockholder value. Restricted stock awards and stock option awards are also intended to increase an officer’s interest in Origen’s long-term success as measured by the market and book value of its Common Stock. Stock awards may be granted to officers and directors of Origen and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under Origen’s 2003 Equity Incentive Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof.
      The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation of all executive officers. In addition, the Compensation Committee bases its decisions on the most recent publicly available compensation data for senior executive officers of comparable companies, as well as various compensation studies and surveys, to ensure that compensation packages are in line with Origen’s peer group and the manufactured housing finance industry in general. While benchmarks and comparative market data are valuable tools to assist the Compensation Committee in setting reasonable and fair compensation for Origen’s executive officers, the stated philosophy of Origen’s executive compensation program is to recognize individual contributions to the performance of Origen and to create a link between the performance of Origen’s stock and executive compensation.

Chief Executive Officer Compensation
      During the fiscal year ended December 31, 2004, Ronald A. Klein served as the Chief Executive Officer of Origen. As of October 8, 2003, Origen entered into an employment agreement with Mr. Klein which governed the salary and bonus paid to Mr. Klein during the fiscal year ended December 31, 2004. Pursuant to this employment agreement, Mr. Klein was paid a salary of $405,763. He was also paid a bonus of $159,375, received other compensation of $386,583 and was granted 75,000 shares of restricted stock in 2004. He did not receive any options. Mr. Klein’s compensation was based on his qualitative managerial efforts and to reward him for his leadership in completing our initial public offering and in successfully completing two securitizations in a challenging market. His compensation also reflects the Compensation Committee’s judgment about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term stockholder value. The Compensation Committee believes that Mr. Klein’s total compensation in 2004 was competitive with the appropriate level for his position, particularly in view of his performance.
Respectfully submitted,
Members of the Compensation Committee:
James A. Williams
Michael J. Wechsler
Richard H. Rogel
Employment Agreements
      Origen and Origen Financial L.L.C. have entered into employment arrangements with the executive officers named in the following table, pursuant to which Origen Financial L.L.C. pays the executives’ salaries.

Each of Origen’s executives is also an officer of Origen Financial L.L.C. These employment agreements are for a three-year term and provide the following annual base salaries:

	First Year of	Second Year of	Third Year of
	Initial Term(1)	Initial Term(1)	Initial Term(1)

Ronald A. Klein	$400,000	$425,000	$450,000
W. Anderson Geater, Jr	205,000	215,000	225,000
J. Peter Scherer	205,000	215,000	225,000
Mark W. Landschulz	190,000	200,000	210,000
Benton E. Sergi	190,000	195,000	205,000

(1)	The initial term of the employment agreement of each of Messrs. Klein, Geater, Scherer and Landschulz began on October 8, 2003 and ends on October 7, 2006. The initial term of Mr. Sergi’s employment agreement began on April 1, 2004 and ends on March 31, 2007.
      Each such employee will be prohibited from competing with Origen for a period of one year after termination of his employment under certain conditions. Each employee will also be prohibited from soliciting the employment of any of Origen’s other employees and diverting any business from Origen for a period of up to 12 months after termination of the employment agreement. Each of the employment agreements is for an initial term of three years, and will be automatically renewed for successive one-year terms unless otherwise terminated by Origen or the employee. Under the employment agreements, each employee will be entitled to a severance payment of one year’s salary upon a termination by Origen without cause. In addition, each of Messrs. Klein, Geater, Scherer and Landschulz will be entitled to a severance payment of one year’s salary upon a termination by the executive for good reason or the failure by Origen to renew the term of the contract. Each of the executive officers is eligible to receive a bonus payable in cash, equity or a combination of cash and equity, in an amount and in the form determined by the Compensation Committee in its discretion.
      Pursuant to Mr. Klein’s prior employment arrangement with Origen Financial L.L.C., he was entitled to a change of control payment in the amount of $600,000 upon Origen’s acquisition of Origen Financial L.L.C. in October 2003. Mr. Klein waived his rights to the payment in connection with the acquisition. In consideration for this waiver, Origen granted Mr. Klein a restricted stock award of 60,000 shares of its common stock, which vested on April 8, 2004.
Outside Director Compensation
      Origen pays an annual director’s fee to each non-employee director of $25,000, payable quarterly. Origen pays each non-employee director meeting fees of $1,000 per meeting attended in person and $500 per telephonic meeting. Origen also reimburses all costs and expenses of all directors for attending each meeting. In addition to their annual director’s fees, the Chairman of the Audit Committee receives an annual committee fee of $15,000, and other members of the Audit Committee receive an annual committee fee of $5,000. Members of the Compensation Committee receive an annual committee fee of $5,000. For services during the fiscal year ended December 31, 2004, Mr. Halpern earned directors’ fees of $34,000, Mr. Rogel earned directors’ fees of $48,500, Mr. Shiffman earned directors’ fees of $27,500, Mr. Wechsler earned directors’ fees of $32,500 and Mr. Williams earned directors’ fees of $38,500. Directors who are also employees are not separately compensated for services as a director other than through Origen’s 2003 Equity Incentive Plan.
      Under Origen’s 2003 Equity Incentive Plan, the Board has the discretion to grant awards under the plan to non-employee directors with such vesting and exercise provisions as the Board may determine at the date of grant. On each of March 23, 2004 and August 5, 2004, Origen granted all directors other than Mr. Klein an award of 2,500 restricted shares of common stock (or a total of 5,000 shares per director). Two-thirds of the shares granted under each of these awards vested on May 11, 2005 and the remaining one-third of the shares under each grant will vest on May 11, 2006. Distributions on the shares of restricted stock will be paid to the directors.

Stockholder Return Performance Presentation
      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Origen’s common stock against the cumulative total return of a broad market index composed of all issuers listed on the Nasdaq National Market and the SNL Finance REITs Index for the period beginning on May 5, 2004 (the date of Origen’s initial public offering) and ending on December 31, 2004. This line graph assumes a $100 investment on May 5, 2004, a reinvestment of dividends and actual increase of the market value of Origen’s common stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of Origen’s common stock.

	Period Ending

Index	05/05/04	06/30/04	09/30/04	12/31/04

Origen Financial, Inc.	100.00	99.38	92.72	97.60
NASDAQ Composite	100.00	105.08	97.47	111.97
SNL Finance REITs Index	100.00	106.24	115.15	127.38

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act requires Origen’s directors and executive officers and persons who own more than 10% of Origen’s common stock to file reports of ownership and changes in ownership of Origen’s common stock with the SEC and the Nasdaq Stock Market. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish Origen with copies of all Section 16(a) forms they file. Based solely on its review of the copies of Forms 3 and 4 furnished to Origen, or written representations from certain reporting persons that no such forms were required to be filed by such persons, Origen believes that all its directors, executive officers and beneficial owners of more than 10% of its common stock have complied with all filing requirements applicable to them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of May 17, 2005, based upon information available to Origen, the shareholdings of: (a) each person known to Origen to be the beneficial owner of more than 5% of Origen’s common stock; (b) each of Origen’s directors; (c) each Named Executive Officer; and (d) all of Origen’s executive officers and directors as a group.
      Except as otherwise noted, the beneficial owners named in the following table have sole voting and investment power with respect to all shares of Origen’s common stock shown as beneficially owned by them, subject to community property laws, where applicable.

	Amount and Nature of
	Beneficial Ownership

Name and Address of Beneficial Owner	Shares		Percent(1)

Ronald A. Klein	371,666	(2)	1.5%
27777 Franklin Road, Suite 1700 Southfield, MI 48034
Gary A. Shiffman	5,015,833	(3)	19.7%
27777 Franklin Road, Suite 200 Southfield, MI 48034
Paul A. Halpern	2,765,833	(4)	10.9%
2300 Harmon Road Auburn Hills, MI 48326
Richard H. Rogel	40,833	(5)	*
56 Rose Crown Avon, CO 81260
Michael J. Wechsler	15,833	(5)	*
625 Madison Avenue New York, NY 10021
James A. Williams	15,833	(5)	*
380 N. Old Woodward Ave, Suite 300 Birmingham, MI 48009
J. Peter Scherer	90,000	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034
W. Anderson Geater, Jr.	92,800	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034
Mark W. Landschulz	97,500	(6)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034
Benton E. Sergi	29,583	(7)	*
27777 Franklin Road, Suite 1700 Southfield, MI 48034
Sun OFI, LLC	5,000,000	(8)	19.6%
27777 Franklin Road, Suite 200 Southfield, MI 48034
Woodward Holding, LLC	2,750,000	(9)	10.8%
2300 Harmon Road Auburn Hills, MI 48326

	Amount and Nature of
	Beneficial Ownership

Name and Address of Beneficial Owner	Shares		Percent(1)

Third Avenue Management LLC	1,721,559	(10)	6.8%
622 Third Avenue, 32nd Floor New York, NY 10017
A. W. Asset Management, L.L.C.	1,492,300	(11)	5.9%
535 Madison Avenue, 26th Floor New York, NY 10022
All directors and executive officers as a group (13 persons)	7,633,854	(12)	29.8%

*	Holdings represent less than 1% of all shares outstanding.

(1)	In accordance with SEC regulations, the percentage calculations are based on 25,472,581 shares of common stock issued and outstanding as of May 17, 2005, plus shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005 by each individual or entity listed.

(2)	Includes (i) 10,000 shares held in a trust of which Mr. Klein is the beneficiary, and (ii) 16,666 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005.

(3)	Includes (i) 5,000,000 shares held by Sun OFI, LLC, an affiliate of Sun Communities, Inc., which are attributed to Mr. Shiffman because he is the Chairman, President and Chief Executive Officer of Sun Communities, Inc., and (ii) 3,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005. Mr. Shiffman disclaims beneficial ownership of the shares held by Sun OFI, LLC. Does not include 1,025,000 shares held by Shiffman Origen LLC. Mr. Shiffman has an indirect pecuniary interest in approximately 9% of the shares held by Shiffman Origen LLC but does not have share voting or investment control over the shares held by this entity.

(4)	Includes (i) 1,750,000 shares held by Woodward Holding, LLC, which are attributed to Mr. Halpern because he is its sole manager, (ii) 3,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005, and (iii) 1,000,000 shares subject to an option granted to Woodward Holding, LLC by Sun OFI, LLC that is currently exercisable and expires on January 15, 2006. Mr. Halpern disclaims beneficial ownership of the shares held by Woodward Holding, LLC.

(5)	Includes 3,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005.

(6)	Includes 10,000 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005.

(7)	Includes 8,333 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005.

(8)	Sun OFI, LLC is an affiliate of Sun Communities, of which Mr. Shiffman is the Chairman, President and Chief Executive Officer. Mr. Shiffman is the sole manager of Sun OFI, LLC. Mr. Shiffman has sole share voting and investment control over the shares held by Sun OFI, LLC. Mr. Shiffman disclaims beneficial ownership of the shares held by Sun OFI, LLC.

(9)	Includes 1,000,000 shares subject to an option granted to Woodward Holding, LLC by Sun OFI, LLC that is currently exercisable and expires on January 15, 2006. Mr. Halpern is the sole manager of Woodward Holding, LLC. Mr. Halpern has sole share voting and investment control over the shares held by Woodward Holding, LLC. Mr. Halpern disclaims beneficial ownership of the shares held by Woodward Holding, LLC.

(10)	Based on information contained in a Schedule 13G filed with the SEC on April 29, 2005, Third Avenue Management LLC has sole voting power with respect to 1,673,209 of these shares and sole dispositive power with respect to all 1,721,559 of these shares.

(11)	Based on information contained in a Schedule 13G/A filed with the SEC on February 9, 2005, A. W. Asset Management, L.L.C. serves as an investment adviser to, and holds these shares for the account of, a number of hedge funds and managed accounts and A. W. Asset Management, L.L.C. disclaims beneficial ownership of the shares of common stock held by the funds, except to the extent of any pecuniary interest.

(12)	Includes 94,996 shares of common stock that may be acquired pursuant to options exercisable within 60 days of May 17, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Gary A. Shiffman, one of Origen’s directors, is the Chairman of the Board, President and Chief Executive Officer of Sun Communities, Inc., which beneficially owns approximately 20% of the outstanding shares of Origen’s common stock. Mr. Shiffman beneficially owns approximately 20% of the outstanding shares of Origen’s common stock, which amount includes his deemed beneficial ownership of the stock owned by Sun Communities. Mr. Shiffman and his affiliates beneficially own approximately 9% of the outstanding common stock of Sun Communities. He is the President of Sun Home Services, Inc. (“Sun Home Services”), of which Sun Communities is the sole beneficial owner.
      As of December 31, 2004, Origen Servicing, Inc., a wholly owned subsidiary of Origen Financial L.L.C., serviced approximately $16.0 million (including approximately $3.9 million transferred from another servicer in December 2004) in manufactured housing loans for Sun Home Services. Sun Home Services pays Origen Servicing, Inc. an annual servicing fee of 1.25% of the outstanding principal balance of the loans. The total servicing fees paid by Sun Home Services in 2004 were approximately $172,000.
      In addition, Sun Communities has agreed to provide Origen certain concessions on manufactured houses Origen repossesses in its communities. These concessions include marketing and refurbishing assistance, rent abatement during the first 12 months the repossessed house is for sale and commission abatement with respect to repossessed manufactured houses sold under the program. The fair value of these abatements amounted to approximately $85,000 in 2004. This program allows Origen to further enhance recoveries on repossessed houses and allows Sun Communities to retain houses for resale in its communities.
      In February 2004 Origen Financial L.L.C. purchased approximately $12.3 million in principal balance of manufactured housing loans from Sun Home Services, for an amount equal to approximately 99.3% of the unpaid principal balance.
      Origen leases its executive offices in Southfield, Michigan from an entity in which Mr. Shiffman and certain of his affiliates beneficially own approximately a 21% interest. Ronald A. Klein, Origen’s Chief Executive Officer, beneficially owns an approximate 1% interest in the landlord entity. William M. Davidson, the sole member of Woodward Holding, LLC, which owns approximately 7% of Origen’s common stock, beneficially owns an approximate 25% interest in the landlord entity. The lease, which terminates on March 31, 2008, provides for monthly rent of approximately $32,000. Under the terms of a renewal option, if no event of default exists and no default existed within a period of one year prior to notification of Origen’s intent to renew, Origen has the right to extend the initial term of the lease for two three year terms. The base rent for the option terms will be calculated at 95% of the then prevailing market rates for comparable renewal space, but in any event not less than the base rate payable at the end of the current term of the lease.
REPORT OF THE AUDIT COMMITTEE
      The Board maintains an Audit Committee comprised of three of Origen’s directors. The directors who serve on the Audit Committee are all “independent” for purposes of the Nasdaq Stock Market listing standards and applicable Exchange Act rules. The Audit Committee held seven formal meetings and several informal meetings during the 2004 fiscal year.

      In accordance with its written charter, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Origen. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and Grant Thornton LLP, Origen’s independent auditors, for the fiscal year ended December 31, 2004;

•	discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards); and

•	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors any relationships that may impact their objectivity and independence.
      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Origen’s Annual report on Form 10-K, as filed with the Securities and Exchange Commission on April 15, 2005.
      The Audit Committee has considered and determined that the level of fees of Grant Thornton LLP’s for provision of services other than the audit services is compatible with maintaining the auditor’s independence.
Respectfully Submitted,
Members of the Audit Committee:
Richard H. Rogel
Paul A. Halpern
James A. Williams
INFORMATION ABOUT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Grant Thornton LLP has served as Origen’s independent public accountants for the year ended December 31, 2004. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Audit Committee has selected Grant Thornton LLP to serve as Origen’s independent auditors for 2005.
      Aggregate fees for professional services rendered by Grant Thornton LLP, our independent auditors, for the fiscal years ended December 31, 2004 and December 31, 2003 were as follows:

	Fiscal Year Ended
	December 31,

Category	2004	2003

Audit Fees: For professional services rendered for the audit of our financial statements, the reviews of the quarterly financial statements, comfort letters and consents	$235,908	$214,385
Audit-Related Fees: For professional services rendered for accounting assistance with new accounting standards, attendance at Audit Committee meetings and in connection with our initial public offering and securitizations	$155,640	$144,660
Tax Fees: For professional services rendered in connection with tax compliance and preparation of tax returns	$154,150	$57,401
All Other Fees: For professional services rendered for the audit of our 401(k) plan	$12,820	$12,000
      The Audit Committee has a policy that requires that all services provided by the independent auditor to Origen, including audit services, audit-related services, tax services and other services, be pre-approved by the

Audit Committee. The Audit Committee approved all audit and non-audit related services provided to Origen by Grant Thornton LLP during the 2004 fiscal year.
GENERAL INFORMATION
      Management knows of no matters that will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this proxy statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.
      Stockholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.

By Order of the Board of Directors

W. Anderson Geater, Jr.
Secretary
Dated: May 24, 2005

ANNUAL MEETING OF STOCKHOLDERS OF

ORIGEN FINANCIAL, INC.

June 22, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided.ê

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O Ronald A. Klein
O Paul A. Halpern
O Gary A. Shiffman
☐	WITHHOLD AUTHORITY	O Richard H. Rogel
	FOR ALL NOMINEES	O James A. Williams
O Michael J. Wechsler
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2.	The appointed proxies are authorized to vote upon all matters incidental to the conduct of the Annual Meeting and such other business as may properly come before the Annual Meeting in accordance with their best judgment.

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 24, 2005.

The giving of this Proxy does not affect the right of the undersigned stockholder to vote in person should the undersigned stockholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ORIGEN FINANCIAL, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then, sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on June 22, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Origen Financial, Inc.

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ORIGEN FINANCIAL, INC.

27777 Franklin Road, Suite 1700
Southfield, Michigan 48034

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 22, 2005

     The undersigned hereby appoints Ronald A. Klein and W. Anderson Geater, Jr., or either of them, as attorneys and proxies of the undersigned stockholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Origen Financial, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at the Birmingham Community House, 380 South Bates, Birmingham, Michigan 48009, on Wednesday, June 22, 2005, and at any adjournments thereof.

(Continued and to be signed on the reverse side)

COMMENTS:

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